EIGHTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Eighth Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 7th day of October, 2021, by and between SILICON VALLEY BANK (“Bank”) and LIMELIGHT NETWORKS, INC., a Delaware corporation (“Borrower”) whose address is 1465 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85257.
Recitals
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of November 2, 2015, as amended by that certain First Loan Modification Agreement dated as of March 30, 2016, as further amended by that certain Second Loan Modification Agreement dated as of October 25, 2016, as further amended by that certain Third Amendment to Loan and Security Agreement dated as of October 17, 2017, as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of February 27, 2018, as further amended by a certain Fifth Amendment to Loan and Security Agreement dated as of April 22, 2020 (the “Fifth Amendment”), as further amended by a certain Sixth Amendment to Loan and Security Agreement dated as of July 22, 2020, and as further amended by a certain Seventh Amendment to Loan and Security Agreement dated as of December 23, 2020 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1Section 6.15 (Moov Assets). Section 6.15 is hereby inserted immediately following Section 6.14:
“    6.15    Moov Assets. Provide to Bank, on or prior to January 5, 2022, evidence satisfactory to Bank in its sole discretion that all assets and property of Mojo Merger Sub, LLC, Borrower’s wholly-owned Subsidiary (including, without limitation, all assets and property acquired by such Subsidiary pursuant to the Acquisition (as defined in that certain Consent between Bank and Borrower dated as of August 16, 2021)), have been transferred to Borrower.”

2.2Section 8 (Events of Default). Subsection (a) of Section 8.2 is deleted in its entirety and replaced with the following:
“    (a)     Borrower fails or neglects to perform any obligation in Sections 6.3, 6.4, 6.5, 6.6, 6.8, 6.9, 6.10, 6.14, or 6.15, or violates any covenant in Section 7;”
2.3Section 8 (Events of Default). Section 8 of the Loan Agreement is hereby amended by (i) deleting “.” where it appears at the end of Section 8.10 and inserting in lieu thereof “; or” and (ii) inserting the following new Section 8.11 appearing immediately after Section 8.10:
“    8.11    Merger Subsidiary. At any time after January 5, 2022, Mojo Merger Sub, LLC, Borrower’s wholly-owned Subsidiary, acquires, receives, owns or holds any assets or property.”
3.Limitation of Amendments.
3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting

Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Ratification of Perfection Certificate. Except as set forth on Schedule 2 to the Fifth Amendment, Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of November 2, 2015, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
6.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
7.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.Intentionally omitted.
9.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment to Bank of Bank’s legal fees and expenses incurred in connection with this Amendment.
[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: /s/ Will Deevy Name: Will Deevy Title: Managing Director	LIMELIGHT NETWORKS, INC. By: /s/ Daniel Boncel Name: Daniel Boncel Title: Chief Financial Officer _